EXHIBIT 99.1

CB Financial Services, Inc. Announces Quarterly Cash Dividend

CARMICHAELS, Pa., May 18, 2016 (GLOBE NEWSWIRE) -- CB Financial Services, Inc. (the “Company”) (NASDAQ:CBFV), the holding company for Community Bank, today announced that its Board of Directors has declared a quarterly cash dividend of $0.22 per outstanding share of common stock. The dividend will be paid on or about June 20, 2016 to stockholders of record as of the close of business on June 10, 2016.

“The first quarter of 2016 yielded solid results for CB Financial Services, Inc. We are pleased to continue the $0.22 per share dividend in the second quarter of 2016,” commented Barron P. McCune, Jr., Vice Chairman, President and Chief Executive Officer. “We look forward to continuing our progress while providing value to our stockholders.”

About CB Financial Services, Inc.

CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates 16 offices in Greene, Allegheny, Washington, Fayette, and Westmoreland Counties in southwestern Pennsylvania. Community Bank offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance brokerage services through Exchange Underwriters, Inc., its wholly owned subsidiary.

For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Statements contained in this news release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, changes in federal and state regulation, actions by our competitors, loan delinquency rates, our ability to control costs and expenses, and other factors that may be described in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statement except as may be required by applicable law or regulation.

Contact:
Barron P. McCune, Jr.
Vice Chairman, President and Chief Executive Officer
Phone: (724) 225-2400
Fax: (724) 225-4903